ARTICLE 1 -- BASIC LEASE TERMS       EXHIBIT 10.46

THIS LEASE is dated for reference purposes only September 1, 1994.

1.1
                    (a)  Location:
                         1015 East Golf Road
                         Schaumburg, Illinois
                                               (Section 2.1(r))
                    (b)  Size: 59,571 square feet


1.2  Parties and Notice Addresses:
                    Landlord: American National Bank and Trust Company
                              of  Chicago,  not  personally but solely
                              as  Trustee  under Trust Agreement dated
                              March 13, 1978 and known as Trust No. 42371
                              c/o Larry J. Hochberg
                              7233 West Dempster Street
                              Niles, Illinois  60714

                    Tenant:   SPORTMART, INC., a Delaware corporation
                              Attn:  Legal Department
                              7233 West Dempster Street
                              Niles, Illinois 60714
                                               (Sections 3.1 and 31.1)

                    With copies of all notices to be sent to:

                              SPORTMART, INC., a Delaware corporation
                              Attn:  Vice President, Real Estate
                              7233 West Dempster Street
                              Niles, Illinois 60714

1.3  Size of Store: T h e   Store  ("Mart")  shall  have  frontage  of
                    approximately 317 feet and maximum depth of approximately 218 feet (total of 59,571 sq.ft.)
                                             (Sections 2.1(s) and 3.2)

1.4  Intentionally Omitted

1.5  Term:          Initial Termination Date:  May 31, 2000
1.6  Options:       Two (2) additional five (5) year periods.
                                                  (Section 6.1)

1.7  Minimum  Rent:   Commencement  Date  through  November  30,  1994:
                      $360,000 per year ($30,000 per month)
                      December  1,  1994  through May 31, 2000: $508,740
                         per year  ($42,395 per month).
                      First Option Period: $595,710 per year ($49,642.50
                         per month).
                      Second    Option   Period:   $670,176   per   year
                         ($55,848.00 per month).
                                                  (Article 7)
1.8  Intentionally Omitted.

1.9  Brokers:       None
                                                  (Section 36.10)

1.10 Contents of Lease:
                    This lease (the "Lease") consists of:
                         Pages 1 through
                         Sections 1.1 through
                    EXHIBITS
                    A.   Legal Description
                    B.   Site Plan
                    C.   Memorandum of Lease

                       ARTICLE 2 -- DEFINITIONS

     2.1 The terms defined in this Article 2 shall for all purposes of this Lease and all agreements supplemental hereto have the meanings herein specified unless expressly stated otherwise.

          (a)  All  Risk  Policy:  A policy of fire and other property insurance in the form commonly referred to in the industry as "all risk" with extended endorsement (false arrest, libel, slander, assault, battery, invasion of privacy, theft, vandalism and malicious mischief coverage) and including broad form water damage, or if such policy is no longer issued, such other policy as would cover the same risks and perils. Landlord may elect to include coverage for flood and earthquake but Tenant shall not be required to pay any part of the premium allocable to such coverages.

          (b)  Commencement Date: September 1, 1994.

          (c)  Intentionally Omitted

          (d) Common Areas: Those portions of, and facilities within, the Shopping Center or greater land area of which the Store forms a part, which are intended for the common non-exclusive use of the occupants, their customers, agents and employees including, without limitation, parking areas, driveways, malls, walkways, loading zones and landscaping.

          (e)  Intentionally Omitted

          (f)  Intentionally Omitted

          (g) Gross Sales: The selling price of all merchandise sold in or from the Store by Tenant, its subtenants, licensees and concessionaires, whether for cash or for credit, excluding, however, the following: (i) the sales price of all merchandise returned and accepted for full credit or the amount of the cash refund or allowance made thereon; (ii) the sums and credits received in settlement of claims for loss or damage to merchandise; (iii) the consideration received in connection with a sale of inventory which occurs other than in the ordinary course of Tenant's business; (iv) sales taxes, so called luxury taxes, excise taxes, gross receipt taxes, and other taxes now or hereafter imposed upon the sale or value of merchandise or services, whether added separately to the selling price of the merchandise or services and collected from customers or included in the retail selling price; (v) receipts from public telephones, vending machines, sales of tickets and passes, sales of money orders, fees for fishing/hunting licenses and the collection of public utility bills;
(vi) interest, carrying charges, or other finance charges in respect of sales made on credit; (vii) sales of fixtures, trade fixtures, or personal property that are not merchandise held for sale at retail;

(viii) sales to employees at discount, not exceeding three percent (3%) of total Gross Sales: (ix) labor charges or fees for bowling ball drilling, racquet restringing, ice skate sharpening, bicycle assembly, golf club regripping and installation of ski bindings, ski tuning (including sharpening and waxing) and other similar customer services; (x) Tenant's accounts receivable, not to exceed two percent (2%) of Gross Sales, which have been determined to be uncollectible for federal income tax purposes during the Lease Year provided, however, that if such accounts are actually collected in a later year, the amount shall be included in the Gross Sales for such later Lease Year; (xi) rents, subrents or other consideration received in connection with an assignment, sublet, license, concession or other transfer of any portion of the store (however Gross Sales of any such transferee shall be included); (xii) sales of merchandise ordered by catalogue regardless of place of order or delivery; (xiii) delivery charges on merchandise sold; and (xiv) receipts in respect of instructional programs (but not including merchandise sold in respect thereto).

          (h)  Intentionally Omitted

          (i)  Landlord's   Parcel:    That  certain  parcel  of  land
described in Exhibit "A", together with all appurtenances thereunto belonging.

          (j) Leasable Floor Area: All areas available, or held for the exclusive use and occupancy of occupants or future occupants of the Shopping Center, measured from the interior surface of exterior walls (and from extensions thereof in the case of openings) and from the center of interior demising partitions. For purposes of computing Tenant's obligations based upon Leasable Floor Area, the Leasable Floor Area of the Shopping Center shall be not less than the size specified in Section 1.1(b). Mezzanines, if any, shall not be included within the definition of Leasable Floor Area.

          (k) Lease Year: The first Lease Year shall extend from the Commencement Date to the first May 31st following commencement. Subsequent Lease Years (other than the final Lease Year) shall commence on June 1st and terminate the following May 31st. The final Lease Year shall commence on June 1st and terminate on the expiration or earlier termination of this Lease.

          (l)  Minimum Rent:  The amounts specified in Section 1.7.

          (m)  Percentage  Rent:   The term Percentage Rent is defined
in Section 8.1.

          (n)  Intentionally Omitted

          (o)  Intentionally Omitted

          (p) Redelivery Date: The date, following a casualty, on which the Landlord's architect, or contractor having charge of the restoration certifies the same as having been substantially completed and Tenant receives notice thereof along with written approvals which may be required from any governmental agency (provided the work has in fact been completed).

          (q)  Shopping  Center:    Those  certain  premises  with all
appurtenances located as set forth in Section 1.1(a) hereof and described with particularity in Part I of Exhibit "A".

          (r) Store: That portion of the Shopping Center as so delineated on the site plan attached to this Lease as Exhibit "B" having the dimensions and containing the Leasable Floor Area specified in Section 1.3 hereof. Tenant refers to the Store as "Mart" for internal operation purposes.

          (s) Term: References to "Term" of this Lease shall include the original term and any extension of such Term. The original Term of this Lease shall start on the Commencement Date and, unless earlier terminated expire on the Initial Termination Date specified by Section 1.5.

                         ARTICLE 3 -- PREMISES

     3.1 The landlord identified in Section 1.2 ("the Landlord") hereby leases to the tenant identified in Section 1.2 (the "Tenant") and the Tenant hires from the Landlord, the Shopping Center, including, without limitation, the Store and the Common Areas, together with all appurtenances. Tenant has entered into this Lease in reliance upon the agreement of the Landlord that the Shopping Center is and will remain retail in character, and, further, no part of which shall be used as a nightclub, bar, theater, auditorium, meeting hall, school, or other place of public assembly, gymnasium (excluding aerobics studios and weight clinics of less than 3,000 square feet), dance hall, billiard or pool hall, massage parlor, video game arcade, bowling alley, skating rink, car wash, night club or adult book or adult video tape store, (which are defined as stores a substantial portion of the inventory of which is not available for sale or rental to children under 15 years old because it explicitly deals with or depicts human sexuality). No restaurant shall be permitted in the Shopping Center without prior Tenant consent.

     3.2  Intentionally Omitted.

     3.3 Landlord warrants that the site plan attached hereto as Exhibit "B" (the "Site Plan") depicts the land described in Exhibit "A" Part I and the improvements thereon. No change, alteration, or addition shall be made to the Site Plan, including but not limited to the configuration of the Common Areas, methods of ingress and egress, direction of traffic, lighting, curbing and building heights and stories, without the express written consent of the Tenant.

     3.4 No construction initiated by Landlord shall be permitted in the Shopping Center, except for emergency repairs diligently pursued, during the period from October 1st to December 31st of any year, without the prior written consent of the Tenant, which consent may include conditions designed to eliminate interference with the operation of the Shopping Center or the effect of such construction upon the Tenant's business.

     3.5 Upon the Commencement Date, that certain Lease dated September 8, 1978, between Landlord and Tenant, as amended and extended from time to time, will be cancelled, terminated, discharged and superseded by this Lease.

                  ARTICLE 4 -- INTENTIONALLY OMITTED

                        ARTICLE 5 -- LEASE TERM

        5.1 The Term of this Lease shall commence on the Commencement Date and, unless earlier terminated, shall expire as specified in
Section 1.5(a), subject to the Tenant options to extend the term as provided in the following Article 6.

                      ARTICLE 6 -- OPTION PERIODS

     6.1 The Tenant may extend the original term of this Lease for the number of separate, consecutive additional periods of five (5) years each, as designated in Section 1.6 hereof, on the terms and conditions set forth herein, except that the number of option periods remaining to be exercised under Section 1.6 shall, in each case, be reduced by one, by notifying the Landlord, in writing, not less than ninety (90) days prior to the expiration of the original term, or each extended term, as the case may be. Should Tenant neglect to exercise any option by the dates specified above, Tenant's right to exercise shall not expire until thirty (30) days after notice from Landlord of Tenant's failure to exercise the option.

                       ARTICLE 7 -- MINIMUM RENT

     7.1 During the Term of this Lease, the Minimum Rent shall be as specified in Section 1.7. Each monthly installment of rental shall be payable in advance on or before the tenth (10th) day of each calendar month during the Term. All rent and other payments to be made by Tenant to Landlord shall be sent to the place to which notices are required to be sent, unless otherwise directed by the Landlord in writing.

                     ARTICLE 8 -- PERCENTAGE RENT

     8.1 (a) Percentage Rent for each Lease Year during the Term (as the same may beextended pursuant to Article 6, above) which contains twelve (12) full calendar months shall be three percent (3%) of the amount by which (a) Tenant's Gross Sales made during such Lease Year, less any and all amounts paid by Tenant to Landlord or any third party under the provisions of Articles 10, 11 and 12 hereof, exceeds (b) either (i) $12,000,000.00 during the primary Term of this Lease or
(ii) a dollar amount or amounts to be determined by the parties for each option period at the time of Tenant's exercise of each of the Options pursuant to Article 6 hereof..

          (b) The Percentage Rent for any Lease Year having less than twelve (12) full months shall be based upon Gross Sales for the twelve
(12) months immediately succeeding the Commencement Date (as to the first Lease Year) and for the twelve (12) month period immediately preceding the expiration or earlier termination of the Lease (as to the final Lease Year). The Percentage Rent due for such period shall be established by multiplying the Percentage Rent which would have been due for such twelve (12) month period by a fraction, the numerator of which is the number of days in such Lease Year and the denominator or which is 365.

     8.2 Within seventy-five (75) days after the close of each Lease Year, Tenant shall submit to Landlord a statement indicating the amount of its Gross Sales for the previous Lease Year and the amount expended for the above mentioned expenses which are to be deducted and which relate to the Lease Year in question. Percentage Rent due, if any, shall accompany such statement.

     8.3 (a) Tenant shall maintain adequate records for a period of one year after the close of each Lease Year for the purpose of allowing Landlord to verify the reported Gross Sales for such year. At any time within said one year, Landlord or its agents may audit such records during normal business hours at Tenant's records center after not less than fifteen (15) days' prior written notice to Tenant. Audit shall be conducted in manner least apt to interfere with Tenant's business operations and audit or inspection of records other than pertaining to Premises is prohibited. Landlord shall not conduct such an audit of Tenant's records more than once in any given Lease Year. Failure of Landlord to conduct audit within one (1) year following provision to Landlord of annual Gross Sales statement shall constitute waiver by Landlord of right to dispute Tenant's Gross Sales as specified within such annual Gross Sales statement.

          (b) In the event an inaccuracy is disclosed after any audit of Tenant's Gross Sales, an adjustment shall thereupon be made.

          (c) Any information obtained by Landlord as a result of any audit shall be held in strict confidence by Landlord excepting such may be disclosed by Landlord to proposed lender or purchaser with respect to a prospective sale, mortgage, lease or sale-leaseback of the Shopping Center or when Landlord is required to comply with lawful orders of a court or governmental agency.

     8.4 The Minimum Rent provided for in this Lease is acknowledged by the parties to be sufficient consideration for the leasehold granted hereby and the Percentage Rent specified herein is in addition to such adequate consideration.

                           ARTICLE 9 -- USE

     9.1 The Store may be used for any lawful retail use including but not limited to the following specific uses: the retail sale of sporting goods, sports apparel and active wear (including without limitation athletic footwear and athletic uniforms of all kinds) and, such other merchandise as may be sold from time to time in Tenant's similarly merchandised stores. Tenant agrees to comply with all applicable laws and ordinances in its operations at the Premises; not to create hazardous or noxious conditions that would constitute a nuisance or would increase the premiums payable for casualty insurance coverage of the Shopping Center.

     9.2 Landlord warrants to Tenant that Tenant, while operating a store for the above use(s), will not be in violation of (a) any exclusives or other agreements which Landlord may have with other occupants, lessees, lenders, governmental authorities or any others, or (b) restrictions imposed by any governmental authority or body. Landlord shall hold Tenant harmless from any claims to the contrary including loss suffered by reason thereof.

     9.3 Landlord agrees that Landlord shall not suffer any Leasable Floor Area within the Shopping Center (other than the Store) to be used for the sale of sporting goods, sports apparel and/or athletic footwear.

                    ARTICLE 10 -- REAL ESTATE TAXES

     10.1 (a) Tenant shall pay, on or before the due date, all taxes and assessments levied against the Shopping Center.

          (b) Should the Tenant be in occupancy during only a portion of the first or final tax year, Landlord and Tenant shall pro-rate taxes for such tax year based on the portion of such tax year included in the Term of this Lease. This Article includes the Tenant's total responsibility for taxes for the Shopping Center.

     10.2 There shall be excluded from the tax bill which Tenant shall be obligated to pay (a) income, excess profits, estate, single business, inheritance, succession, transfer, franchise, capital or other tax or assessment upon Landlord or the rentals payable under this Lease; (b) any charge, such as a water meter charge and the sewer rent based thereon, which is measured by the consumption of the actual user of the item or service for which such charge is made; and
(c) any increase in taxes caused by a "change of ownership," such as defined in Section 60, California Revenue and Taxation Code. Any and all such charges and amounts shall be paid by Landlord when and as they become due.

     10.3 Any rebates, refunds, or abatements of real estate taxes received by the Landlord subsequent to payment of taxes by the Tenant shall be refunded to Tenant within ten (10) days of receipt thereof by Landlord. If any such rebate, refund or abatement is realized by the Landlord prior to payment of the taxes by the Tenant, Landlord shall promptly so notify Tenant.

     10.4 Tenant shall have such rights to contest the validity or amount of real estate taxes as are permitted by law, either in its own name or in the name of the Landlord, in either case with the Landlord's full cooperation. Any resultant refund, rebate or reduction shall be used first to repay the expenses of obtaining such relief. Landlord shall provide Tenant with government notices of assessment (or reassessment) in time sufficient to reasonably permit Tenant, at Tenant's election, to make contest; and if Landlord fails to do so, then there shall be excluded from the tax bill to which Tenant contributes, any increased taxes resulting from such assessment (or reassessment). The term "contest" as used in this Section 10.4 means contest, appeal, abatement or other proceeding prescribed by applicable law to obtain tax reduction or tax refund, howsoever denominated.

                     ARTICLE 11 -- FIRE INSURANCE

     11.1 Landlord shall maintain at all times during the Term an All Risk Policy insuring against damage to any portion of the Shopping Center including the store front, and appurtenances thereto. Such insurance shall be in the full amount of replacement value, without deduction for physical depreciation and shall provide that the proceeds of any loss shall be payable in the manner provided for in this Lease. Landlord shall, upon request of Tenant, provide Tenant with a certification of such insurance coverage from an insurer licensed to do business within the state in which the Shopping Center is located, and which insurer is rated A and XII or better in Best's Insurance Guide, which certificate shall indicate, among other things, that the Tenant is an additional insured along with the Landlord and that  the  Shopping  Center  and  all  the improvements and Landlord's fixtures appurtenant thereto, have been insured to their full replacement value, without deduction for physical depreciation.

     11.2 Upon submission by Landlord to Tenant of paid receipts for the premiums for the insurance described in Section 11.1, above, Tenant shall reimburse the Landlord for such premium costs.

     11.3 Intentionally omitted.

     11.4 In  lieu  of Landlord's assuming the obligation specified in
Section 11.1 above, subject to Tenant's reimbursement all as described in Sections 11.1 and 11.2 hereof, Tenant may, at its option, elect to carry such insurance on the Shopping Center including such other endorsements as the Tenant in its judgment deems prudent under the circumstances, all at Tenant's sole costs and expense in which event Tenant shall not be responsible for reimbursement under Section 11.2.

     11.5 (a) As used in this Section, the term "Lender" means the holder of indebtedness secured by a first lien upon the Exhibit "A"
Part I real property, whether the interest creating such lien be denominated as mortgage, deed of trust, security agreement, vendor's lien or otherwise, but only if Lender (a) is a financial institution, such as a bank, savings and loan, insurance company, or other entity regularly engaged in making loans secured by real property, and (b) has fifty million dollars ($50,000,000) of such loans outstanding.

          (b) Insurance proceeds for damage or destruction to the Shopping Center ("Proceeds"), if under one dollar ($1.00) per square foot of Leasable Floor Area in the Shopping Center shall be paid directly to Tenant. If in excess of such amount, the Proceeds shall be deposited with Lender provided Lender agrees to apply the Proceeds in the manner described herein. If Lender does not so agree, or there is no Lender, then the Proceeds shall be deposited with a bank, trust company, or title insurance company (collectively with Lender referred to as "Stakeholder") designated by Tenant and approved by Landlord, for use as provided in Article 20. Stakeholder shall disburse the same to the party performing restoration upon certification by the architect in charge of restoration that the amounts requested have been paid in connection with such restoration or shall be due to contractor, subcontractors, materialmen, architects or other persons who have rendered services or have furnished materials for such restoration and upon the completion of such restoration the remaining balance of any of such proceeds shall be paid to Tenant upon demand.

                   ARTICLE 12 -- LIABILITY INSURANCE

     12.1 Tenant shall at all times during the Term keep in force a policy or policies of public liability insurance, or an endorsement on a blanket liability insurance policy or policies, against claims for personal injuries, death or property damage, occurring on, in or about the Shopping Center, with a combined single limit of not less than ONE MILLION DOLLARS ($1,000,000). Said policy or policies shall contain Contractual Liability Insurance recognizing the liability assumed in

Sections 23.1 and 23.2 hereof, shall name Landlord as an additional insured, shall include a cross-liability endorsement providing that Landlord and Tenant, although named/additional insureds, may recover on account of the negligence of the other, and shall be with an insurer with a policy holder's rating of at least A and a financial rating of not less than VII in Best's Insurance Reports.

     12.2 The policy of insurance herein maintained by the Tenant shall provide that: (a) the same is not contributory with the coverage which Landlord may carry and is primary insurance coverage and not excess insurance coverage or overage insurance coverage; and
(b) the company writing said policy will give at least twenty (20) days' notice in writing of any cancellation, lapse, or failure to renew, to the party designated on the insurance certificate as the holder thereof.

     12.3 Tenant agrees to deliver to Landlord a certificate of insurance evidencing the existence in force of the policy of insurance described in this Article. The certificate shall provide that such insurance shall not be canceled or materially amended unless ten (10) days' prior written notice of such cancellation or amendment is given to the Landlord.

                  ARTICLE 13 -- WAIVER OF SUBROGATION

     13.1 Tenant and Landlord hereby waive and release any and all right of recovery against the other, including employees and agents, arising during the Term for any and all loss or damage to any property located within or constituting a part of the Shopping Center which loss or damage arises from the perils covered by an All Risk Policy or which right of recovery arises from loss of earnings or rents resulting from damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall give written notice to its insurers of the provisions of this waiver and release and have its insurance policies endorsed, if required, to prevent invalidation of insurance coverage by reason of this waiver and release.

             ARTICLE 14 -- MAINTENANCE & REPAIR BY TENANT

     14.1 Subject to Article 20, Tenant shall maintain the entire Shopping Center, including the Store and all Common Areas, in good repair and good condition, reasonable wear and tear excepted, and will so deliver the Shopping Center to the Landlord at the termination of this Lease.

                  ARTICLE 15 -- INTENTIONALLY OMITTED

        ARTICLE 16 -- REPAIRS REQUIRED BY GOVERNMENTAL AUTHORITIES

     16.1 Any repairs, alterations or other improvements required by governmental authority which results from the particular retail use of the Tenant shall be done by the Tenant at its sole cost and expense. Any such work, however, which is required of the Shopping Center in general, or of all similar buildings in the area of the Shopping Center, shall be done at the sole cost and expense of the Landlord.

                       ARTICLE 17 -- ALTERATIONS

     17.1 The Tenant may make non-structural alterations and improvements to the Shopping Center in a good and workmanlike manner, in conformity with all law, ordinances and regulations of public a u t horities having jurisdiction. Tenant shall not make any alterations to the foundation, roof, or any structural portions of the Store without first obtaining the written approval of the Landlord. Such approval may not be unreasonably withheld and shall be deemed granted if Tenant is not notified in writing of a reasonable basis for withholding such approval within ten (10) days of notifying Landlord thereof. It is further agreed that upon termination of this Lease, Tenant may, provided no structural damage to the Store will be caused thereby, remove its furniture, fixtures and equipment and the Landlord will accept the Store as altered without any obligation upon the Tenant to restore the Store to its former condition.

     17.2 Tenant may place on and about the Premises, and on the s h opping center roof, equipage used in its ordinary business operations, such as without limitation HVAC, dumpster, and devices used for the reception and transmission of signals through the atmosphere, such as satellite dish.

     17.3 Landlord shall cooperate with Tenant efforts to obtain such government permits, licenses, variances, authorizations and approvals as may be required so as conduct retail business within the Store, and from time to time perform the alterations contemplated by this Article, as well as to construct the signage authorized by the Article 32 of this Lease. To the extent necessary or convenient for such p u rpose, Tenant may prosecute such efforts, including signing applications, in the name of Landlord.

                      ARTICLE 18 -- COMMON AREAS

     18.1 Tenant, as well as its agents, employees and customers (collectively, "Customers"), shall have and is granted complete, nonexclusive and undisturbed access to, and use of all Common Areas. Landlord shall use best efforts to prevent Common Area use by other than Tenant and its Customers. In no event shall Customer use of Common Areas be conditioned upon payment of parking or other charge by Tenant or Tenant's customers. Tenant shall, at its sole cost and expense, maintain all Common Areas in good condition, repair and cleanliness, including ice and snow removal, and free of any impediments to easy and safe movement within the Common Areas.

                        ARTICLE 19 -- UTILITIES

     19.1 Landlord agrees to provide that the Tenant's Store shall at all times have available to it necessary utilities services including electric, water, gas, telephone and other necessary utility lines, as well as refuse collection service and sewerage lines capable of adequately providing for Tenant's needs. Tenant agrees to pay all use charges for all utilities serving the Store during the Term.

                        ARTICLE 20 -- CASUALTY

     20.1 Except as hereinafter provided, damage to or destruction of any portion or all the Shopping Center by fire, the elements or any other cause whatsoever shall not terminate this Lease or entitle

Tenant to surrender the leased premises or to any abatement of or reduction in Minimum Rent payable by Tenant hereunder or otherwise affect the respective obligations of the parties. In such event, the Landlord shall proceed with due diligence to collect the proceeds of any available insurance, and Tenant, at its own expense, shall promptly restore the buildings to substantially as good condition and of not less value and utility than immediately prior to the casualty. All plans for restoration shall first be submitted to the Landlord for approval, which approval shall not be unreasonably withheld, and the failure by the Landlord to notify the Tenant of its objections to such plans within fifteen (15) days of receipt thereof shall be deemed approval by Landlord.

     20.2 Tenant shall be reimbursed by the Landlord for its cost of restoring the Shopping Center from the proceeds of insurance received by Landlord, it being understood that Landlord shall not be required to repair or rebuild any such building or improvements, or to pay any of the expenses or costs thereof in excess of the insurance proceeds paid to it. Such reimbursement shall be made as work by Tenant progresses, but only upon the furnishing to Landlord of assurance satisfactory to the Landlord against mechanics' liens or similar claims and provided that the insurance proceeds in the hands of the Landlord shall at all times be sufficient to pay for the completion of such restoration. Payments by the Landlord to Tenant shall be made upon architect's certificates as to payments and expenditures or amounts then payable for restoration and waivers of lien. Any insurance proceeds not required for the restoration of the leased premises shall be retained by Landlord.

     20.3 Anything herein to the contrary notwithstanding, in the event of substantial damage to or destruction of the Store by fire or other casualty within the last two (2) years of the Term hereof, the Tenant may terminate this Lease and all its obligations hereunder in which event, all insurance monies paid under any insurance policies with respect to such loss of Landlord's property shall be payable to and remain the property of Landlord, and Minimum Rent shall abate as of the date of such loss or destruction. The election to terminate hereunder shall be made by notice in writing given to Landlord within twenty (20) days of the date of such loss or destruction. For the purpose of this Article, the phrase "substantial damage to or destruction of the Store" shall mean if more than 50% of the principal building above the foundations is destroyed and cannot be used for the conduct of the principal business conducted by Tenant therein.

     20.4 The parties waive such rights of Lease termination as are granted to them under the laws of the state wherein the Store is located, it being their agreement that the rights of termination in the event of casualty, as set forth herein, shall be exclusive.


                      ARTICLE 21 -- CONDEMNATION

     21.1 In the event the Shopping Center or any part hereof shall be condemned and taken for a public or quasi-public use, any award made to compensate either Landlord or Tenant for their respective damage or loss shall be paid to Landlord. In the event only a part of the Shopping Center is condemned and taken, Tenant, in accordance with plans and specifications approved by the Landlord, shall promptly restore the remaining portion of the Shopping Center so that it will constitute a complete architectural unit, and upon completion of such work and upon payment of the award or compensation, the Landlord shall reimburse Tenant for costs so expended, and there shall be such abatement in Minimum Rent and such other adjustments as the parties m a y agree upon as being just and equitable under all the circumstances. If the parties are unable to agree upon all such n e cessary adjustments, resort shall be had to arbitration as hereinafter provided. Upon any total taking, Tenant's obligation to pay Minimum Rent or to discharge any other obligation hereunder, other than the payment of money then due and damages arising out of any breach on the part of Tenant, shall cease.

     21.2 In the event of a condemnation of the Shopping Center as above provided, if the parties are unable to agree upon the adjustment to be made within thirty (30) days after the taking, the question shall be determined by three disinterested arbitrators, one of whom shall be chosen by each of the parties and the third by the two so chosen. The decision of any two of the arbitrators shall be final and conclusive upon the parties. The decision shall be in writing, signed in duplicate by any two arbitrators, and one copy shall be delivered to each of the parties. The party desiring arbitration shall given written notice to the other party, naming therein the arbitrator selected by it. In the event the other party shall fail, within a fifteen (15) day period after the giving of such notice, to notify the other in writing of the arbitrator selected by it, or in the event that the two arbitrators chosen shall fail, within fifteen (15) days after their selection, to agree upon the third, then any judge of any court of general equity jurisdiction in the county in which the Shopping Center situated may, on request of the party not in default, or upon the request of either party if neither is in default, appoint an arbitrator or arbitrators to fill any places remaining vacant within fifteen (15) days after such request.

                     ARTICLE 22 -- MECHANIC LIENS

     22.1 Neither Tenant nor Landlord shall permit any mechanic's, materialman's or other lien against the Store or the Shopping Center in connection with any labor, materials or services furnished or claimed to have been furnished. If any such lien shall be filed against the Store or Shopping Center, the party charged with causing the lien will cause the same to be discharged, provided, however, that either party may contest any such lien, so long as the enforcement thereof is stayed.

                ARTICLE 23 -- INDEMNIFICATION

     23.1 With respect to its use and occupancy of the Store, Tenant agrees to save Landlord harmless from and indemnify and defend Landlord against any and all injury, loss, damage, liability (or any c l a ims in respect of the aforementioned), costs or expenses (including, without limitation, attorney's fees, reasonable investigative and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any act, omission or negligence of Tenant or agent of Tenant, provided that the Landlord shall, upon becoming aware of such claim or damage, promptly notify Tenant. Tenant's obligation hereunder shall be limited to the amount in excess of any insurance proceeds in event of casualty damage.

     23.2 With respect to its maintenance of the Store, its operation and maintenance of the Common Areas, the manner of design and construction of the Shopping Center, and the manner of construction and design of the Common Areas, Landlord agrees at Tenant's option, to save Tenant harmless from and indemnify and defend Tenant against any and all injury, loss, damage, liability (or any claims in respect of the aforementioned), costs or expenses (including, without limitation, attorney's fees, reasonable investigation and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any act, omission or negligence of the Landlord or its employees or agents, provided that Tenant, upon becoming aware of such claim or damage, shall promptly notify Landlord as soon as reasonably possible.

     23.3 The provisions of this Article as to property damage shall be subject to the provisions of Article 13 regarding Waiver of Subrogation.

            ARTICLE 24 -- QUIET ENJOYMENT & NONDISTURBANCE

     24.1 Landlord agrees to promptly place Tenant in possession of the Store in accordance with the time provisions of this Lease as a condition to Tenant's obligation to pay rent hereunder. Landlord further represents and warrants that it has full authority to execute and perform this Lease and to grant the subject leasehold estate to Tenant. Additionally, it is agreed that Tenant shall peaceably and quietly have, hold and enjoy the Store with all appurtenances during the Term and without any manner of hindrance or interference with its quiet enjoyment, possession and use.

     24.2 Landlord may, at reasonable times and upon notice to Tenant, conduct reasonable inspections of the Store.

     24.3 Nondisturbance - Existing Loans. Landlord covenants to obtain from each lender, each lessor ("Overlessor") and each Litigant Claimant whose interest in the Shopping Center is paramount to Landlord's at the time of execution hereof, or at any time prior to the recordation of the Memorandum of Lease specified herein, an executed nondisturbance agreement assuring Tenant that notwithstanding any default by the Landlord to the lender or Overlessor, or any foreclosure or deed in lieu thereof (or Overlessor's termination proceedings), or any exercise of right by Litigant Claimant, Tenant's rights under this Lease shall continue in full force and effect and its possession of the Store shall remain undisturbed except in accordance with the provisions of this Lease so long as Tenant is not in default hereunder so as to permit Lease termination. Such agreement(s) must be satisfactory in form and content to counsel for Tenant. As used in this Article the term "lender" means each holder of indebtedness secured by a lien upon the Exhibit "A" real property, whether the interest creating such lien be denominated as mortgage, deed of trust, security agreement, vendor's lien or otherwise. As used herein the term "Litigant Claimant" means each entity which has established or at any time prior to recordation of the Memorandum of Lease specified herein establishes actual or constructive notice that it claims an interest in the Shopping Center and/or the Store which is paramount to Landlord's at the time of execution hereof, or at any time prior to the recordation of the Memorandum of Lease specified herein whether notice of such interest be established by Lis Pendens, Notice of Mechanics Lien or otherwise.

     24.4 Tenant shall upon Landlord's request, subordinate this Lease in future to any first lien placed by Landlord upon the Store, or the Shopping Center or building of which the Store forms a part, with an insurance company, bank or any other institutional lender, provided that such lender executes a Nondisturbance Agreement providing that if Tenant is not then in default under this Lease so as to justify Lease termination, this Lease shall not terminate as a result of the foreclosure of such lien, or conveyance in lien thereof, and the Tenant's rights under this Lease shall continue in full force and effect and its possession be undisturbed except in accordance with the provisions of this Lease. Tenant will, upon request of the lienholder, be a party to such an agreement, and will agree that if such lienholder succeeds to the interest of the Landlord, Tenant will recognize said lienholder (or successor in interest of the lienholder) as its Landlord under the terms of this Lease. Such agreement must be satisfactory in form and content to counsel for Tenant.

     24.5 Within ten (10) days of a written request therefor by either party hereto, the party receiving such request shall provide to the requesting party a written statement acknowledging the commencement date of this Lease, that this Lease is in full force and effect (if the same be true), that this Lease has not been modified (or, if it has, stating such modifications) and providing such other information as requesting party reasonably requests.

                     ARTICLE 25 -- TENANT DEFAULT

     25.1 The occurrence of either of the following shall constitute a default by Tenant pursuant to this Lease: (i) a failure by Tenant to pay rent within ten (10) business days of Tenant's receipt of written notice from Landlord specifying such failure; or (ii) a failure by Tenant to perform obligations pursuant to this Lease other than as specified in (i) above, within thirty (30) days of Tenant's receipt of written notice from Landlord specifying such failure or, if it reasonably would require more than thirty (30) days to cure such failure, within a time reasonably necessary to cure such failure after Tenant's receipt of such written notice. Upon Tenant's default, Landlord may, in addition to any other remedy available at law, upon written notice, terminate this Lease and retake possession of the Store and remove all persons and property therefrom. Landlord shall be entitled to charge and collect from Tenant interest on any payments of rent and other charges overdue for a period in excess of ten (10) days at the rate of 10% per annum.

     25.2 It is expressly understood and agreed in the event Tenant makes an assignment for the benefit of creditors, or if any proceedings are commenced under the provisions of the Bankruptcy Act whereby Tenant seeks to be, or would be, discharged of its debts, or the payment of its debts are sought to be delayed, this Lease shall not become an asset in such proceedings, however, the commencement of such proceedings shall not affect this Lease or permit its termination so long as all covenants on the part of the Tenant to be performed shall be performed by Tenant or a party claiming under Tenant.

     25.3 Landlord waives such liens, if any, to which it may have a right with respect to the merchandise, furniture, trade fixtures and other personal property of Tenant located on or about the Store and shall from time to time execute such documents as Tenant may reasonably request to acknowledge such waiver.

                    ARTICLE 26 -- LANDLORD DEFAULT

     26.1 If Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord shall undertake action to cure such default within such 30 day period and diligently pursue such efforts to completion within a period not to exceed a total of ninety (90) days), then Tenant shall have the right to exercise any of the following rights (which shall be in addition to any other rights or remedies available by law):

          (a) To terminate this Lease and surrender possession of the Store, whereupon Tenant's obligation for the payment of rent and all other charges hereunder shall cease upon the date of surrender.

          (b) To perform any act or contract for the performance t h ereof and incur any expense reasonably related thereto and thereafter deduct the same from the next installment or installments of rent accruing hereunder.

                     ARTICLE 27 -- ATTORNEYS FEES

     27.1 If either party becomes a party to any litigation concerning this Lease, the Store or the Shopping Center by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees, court costs, investigation expenses, discovery costs and costs of appeal incurred by it in the litigation.

     27.2 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorney's fees, costs of suit, investigation costs and discovery costs, including costs of appeal. When this Lease imposes upon a party an obligation to indemnify the other, the indemnification obligation shall include the obligation to pay the indemnitees reasonable attorney's fees, costs and disbursements, whether the indemnitee be the plaintiff or defendant.

                       ARTICLE 28 -- ASSIGNMENT

     28.1 Tenant may not assign this Lease, or sublet the Shopping Center, or any portion thereof, without Landlord's prior, written consent, which Landlord shall not unreasonably withhold. Upon any assignment or sublease, Tenant shall remain principally obligated under the terms of this Lease unless Tenant is specifically released f r o m its obligations hereunder by a written instrument duly authorized, executed and delivered by Landlord.

                      ARTICLE 29 -- HOLDING OVER

     29.1 If the Tenant shall remain in possession of the Store or any portion thereof after the expiration of the Term in the absence of an agreement in writing between the Landlord and Tenant, the party remaining in possession shall be deemed a Tenant at sufferance, until acceptance of rent by Landlord, at which time the person in possession shall be come a Tenant from month-to-month at the same rental and under the same terms and conditions as existed immediately prior to the expiration of the Lease.

                 ARTICLE 30 -- SUCCESSORS IN INTEREST

     30.1 The terms, conditions and covenants herein contained shall inure to the benefit of and be binding upon the heirs, assigns and other successors in interest to the parties hereto.

                         ARTICLE 31 -- NOTICES

     31.1 Any notice to be given or served in connection with this Lease shall be in writing and shall be served by certified mail or by reputable air courier service which provides written evidence of delivery, addressed as specified in Section 1.2 hereof, or to such other address as requested by either party in writing. Service shall be deemed effective seven (7) days after deposit in the U.S. mail in accordance herewith or on the business day following deposit air courier service in accordance herewith. Either party by written notice to the other may designate two additional parties to receive
copies  of  notices  sent  to  it.    Such designees may be changed by
written notice.

                          ARTICLE 32 -- SIGNS

     32.1 Tenant has erected and may maintain upon the exterior of the Store and upon each pylon serving the Shopping Center a sign or signs which are deemed appropriate to the conduct of its business. Landlord is deemed to have consented to Tenant's standard signage plans and specifications and Tenant's existing signage upon execution of this Lease. Additionally, Tenant may display in the windows of the Store, from time to time, signs of a temporary nature advertising business trtansacted by Tenant in the Store, so long as those window signs are professionally prepared. Landlord shall not alter the pylon signage at the Shopping Center without Tenant's prior written consent.

                   ARTICLE 33 -- MEMORANDUM OF LEASE

     33.1 This Lease shall not be recorded. However, a Memorandum thereof in the form attached hereto as Exhibit "C" shall be executed, in recordable form, by both parties concurrently herewith and recorded by Landlord with the official charged with recordation duties for the county in which the Shopping Center is located, with directions that it be returned to Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cooperate with Landlord in executing a Memorandum, in recordable form, acknowledging Tenant's release of its leasehold interest in the Shopping Center.

               ARTICLE 34 -- TENANT RIGHT OF FIRST OFFER

     34.1 Tenant's Right of First Offer. If during the Term of this Lease, Landlord intends to offer for sale the Store, the legal parcel upon which the Store is located or the Shopping Center (collectively referred to herein as the "subject property"), Landlord shall so notify Tenant of that intention in writing, which notice shall contain the terms and conditions (collectively "terms") that would be acceptable to Landlord. If within ten (10) business days after receipt of such notice, Tenant does not notify Landlord that Tenant will purchase the subject property under the terms, Landlord, within the ensuing six (6) month period shall be free to sell the subject property to any third party named in the Third Party Offer on the terms; provided, however, that a failure or refusal by Tenant to purchase the subject property on the terms shall not relieve Landlord (or any successor in interest to Landlord) of its obligations under this Article in respect of subsequent instances of Landlord's (or its successor's) desire to sell the subject property or any portion thereof; and provided further that if Landlord shall, during the aforsesaid six (6) month period, materially alter the terms to the benefit of purchaser, or materially alter the description of the subject property, Landlord shall so notify Tenant and afford Tenant an additional five (5) business days within which Tenant may, by notice to Landlord, elect to purchase the subject property on the terms as so modified. If Tenant elects to purchase the subject property on the terms, the terms shall constitute a binding agreement of purchase and s a le between Landlord and Tenant and govern their subsequent performance, provided however, time of performance shall be suitably extended to take into account time elapsed between presentation to Tenant of the terms and Tenant's acceptance.

                 ARTICLE 35 -- ACCORD AND SATISFACTION

     35.1 No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Rent or Percentage Rent due hereunder shall be deemed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check without prejudice to Landlord's rights to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity.

                   ARTICLE 36 -- GENERAL CONDITIONS

     36.1 Any sum accruing to the Landlord or Tenant under the provisions of this Lease which shall not be paid within ten (10) days following written notice that such sum is due ("Notice Period") shall bear interest from the expiration of the Notice Period, at the rate of ten percent (10%) per annum until paid.

     36.2 If any term, covenant, condition or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

     36.3 Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between the parties other than Landlord and Tenant, or to prevent Landlord or Tenant from entering into ventures in direct competition with the Shopping Center, or the Store.

     36.4 Time is of the essence of the performance of each provision of this Lease.

     36.5 The waiver of performance of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The various rights, options, elections, powers and remedies of the parties contained in this Lease shall be construed as cumulative and no one of them exclusive of any other or of any legal or equitable remedy which either party might otherwise have in the event of a breach by the other, and the exercise of one right or remedy by a party shall not in anyway impair its right to any other right or remedy.

     36.6 For purposes of computing dates for expirations, options, rental adjustments or cancellations (except for those specifically designated in Article 5 hereof), any partial month at the commencement of the Term shall be disregarded.

     36.7 Wherever in this Lease the Landlord or the Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld.

     36.8 Except  for  corrections  to  Annual  Statements required in
Section 18.4 hereof, all charges due from Tenant to Landlord for which the Tenant must be billed by the Landlord, must be billed within one
(1) year of the date the charge is incurred by the Landlord or the Landlord will have waived its right to reimbursement which may have been established in any paragraph of this Lease.

     36.9 Words of gender used in this Lease shall be deemed to include other genders, and singular and plural words shall be deemed to include the other, as the context may require.

     36.10 Landlord and Tenant shall and do hereby indemnify, defend, and hold the other harmless from all claims of brokerage commission or finders fee arising through them. This covenant shall survive the expiration, or earlier termination of the term of this Lease.

     36.11 Each of the covenants of this Lease shall be deemed dependent upon each other covenant hereof.

     36.12 Paragraph headings in this Lease are for convenience only, are not a part of the agreement of the parties, and shall not constitute an aid in interpreting this Lease.

     36.13 This Lease shall be construed in accordance with and governed by the laws of the state wherein the Store is located, except as otherwise required by mandatory provisions of law.

     36.14 In the event Landlord furnishes materials or services, or contracts with another for materials or services to be furnished, and Tenant under this lease must reimburse Landlord for all or part of the cost thereof, Tenant payment obligations shall be no greater than if the materials or services had been purchased or furnished at a reasonable and customary price.

     36.15 If Landlord is other than a natural person, each individual executing this Lease on behalf of the named Landlord represents and warrants that he is duly authorized to execute this Lease on behalf of the named Landlord in accordance with a duly adopted resolution of Landlord's board of directors and Landlord's bylaws (if Landlord is a corporation) and in accordance with the agreement of partnership (if Landlord is a partnership) and by delivery hereof warrant that execution by no other signatory is required and will hold Tenant harmless from any claim to the contrary (and loss suffered by reason thereon.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of this first day of September, 1994.

                                        LANDLORD
                         American National Bank and Trust Company of Chicago, not personally but solely as Trustee as aforesaid.

                         By: /S/ ANDREW HOCHBERG


                                         TENANT
                                       Sportmart, Inc.

                         By:  /S/ MITCHELL KAHN